UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2012

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the future performance of Gladstone Investment Corporation (the “Company”) and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s final prospectus supplement for the offering described herein, dated February 28, 2012, and the accompanying base prospectus dated September 9, 2011, as filed with the U.S. Securities and Exchange Commission (“SEC”) on February 29, 2012. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several underwriters named in Schedule A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,400,000 shares of 7.125% Series A Cumulative Term Preferred Stock, par value $.001 per share, at a purchase price to the public of $25.00 per share (“Series A Term Preferred Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 25-day option to purchase up to an additional 210,000 shares of Series A Term Preferred Stock on the same terms and conditions to cover over-allotments, if any. The shares of Series A Term Preferred Stock were offered and sold pursuant to a prospectus supplement, dated February 28, 2012, and a base prospectus, dated September 9, 2011, which are part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-160720). The Company expects the transaction to close on March 6, 2012. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The authorization and issuance of the Series A Term Preferred Stock materially impacts the rights of the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”), as follows: (i) the Certificate of Designation (defined below) prohibits the Company from issuing dividends or making distributions to the holders of the Common Stock while any shares of Series A Term Preferred Stock are outstanding, unless all accrued and unpaid dividends on the Series A Term Preferred Stock are paid in their entirety; (ii) the holders of the Series A Term Preferred Stock have the right to elect two directors of the Company; (iii) in the event that the Company owes accumulated dividends, whether or not earned or declared, on its Series A Term Preferred Stock equal to at least two full years of dividends, the holders of Series A Term Preferred Stock have the right to elect a majority of the Board; (iv) the Series A Term Preferred Stock have a liquidation preference equal to $25 plus all accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company; and (v) the holders of Series A Term Preferred Stock generally vote together with the holders of the Common Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designation setting forth the terms of the Series A Term Preferred Stock, was filed with the Secretary of State of the State of Delaware on February 29, 2012 (the “Certificate of Designation”). The following is a summary of the material terms of the Certificate of Designation, as it pertains specifically to the Series A Term Preferred Stock:

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series A Term Preferred Stock will be entitled to receive a liquidation distribution per share equal to $25 per share (the “Liquidation Preference”), plus an amount equal to all accumulated but unpaid dividends, if any, and distributions accumulated to, but excluding, the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment.

Dividends

The Series A Term Preferred Stock will pay a monthly dividend at a fixed annual rate of 7.125% of the Liquidation Preference, or $25 per share per year (the “Fixed Dividend Rate”). The Fixed Dividend Rate is subject to adjustment under certain circumstances, but will not in any case be lower than 7.125%. Cumulative cash dividends or distributions on each share of Series A Term Preferred Stock will be payable monthly, when, as and if declared, or under authority granted, by the Company’s Board of Directors out of funds legally available for such payment. The first dividend period for the Series A Term Preferred Stock will commence on the initial issuance date of such shares upon the closing of this offering and will end on March 31, 2012.

Redemption

The Company is required to redeem all outstanding Series A Term Preferred Stock on February 28, 2017, at a redemption price equal to the Liquidation Preference ($25 per share), plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the redemption date. If the Company fails to redeem the Series A Term Preferred Stock pursuant to the mandatory redemption required on February 28, 2017, or in any other circumstance in which the Company is required to redeem the Series A Term Preferred Stock, then the Fixed Dividend Rate will increase to an annual rate of 11% for so long as such failure continues.

If the Company fails to maintain an Asset Coverage ratio (as defined below) of at least 200% as of the close of business on any calendar day on which the NASDAQ Global Select Market is open for trading, or a Business Day (as defined in the Certificate of Designation), on which Asset Coverage is required to be calculated, and such failure is not cured by the close of business on the date that is 30 calendar days following such Business Day (the “Asset Coverage Cure Date”), then the Company is required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of the Company’s preferred stock (the “Preferred Stock”) equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in the Company having an Asset Coverage ratio of at least 200% and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption, provided further, that in connection with any such redemption for failure to maintain such Asset Coverage ratio, the Company may redeem such additional number of shares of Preferred Stock that will result in the Company having an Asset Coverage ratio of up to and including 215%. The Preferred Stock to be redeemed may include, at the Company’s sole option, any number or proportion of the Series A Term Preferred Stock and other series of Preferred Stock. If shares of Series A Term Preferred Stock are to be redeemed in such an event, they will be redeemed at a redemption price equal to the Liquidation Preference ($25 per share), plus accumulated but unpaid dividends, if any, on such shares (whether or not declared, but excluding interest on accumulated but unpaid dividends, if any) to, but excluding, the date fixed for such redemption. Asset Coverage for purposes of the Company’s Preferred Stock is a ratio calculated under Section 18(h) of the 1940 Act, as in effect on the date of the Certificate of Designation, and is determined on the basis of values calculated as of a time within 48 hours (only including Business Days) preceding each determination.

At any time on or after February 28, 2016, at the Company’s sole option, the Company may redeem the Series A Term Preferred Stock in whole or from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference ($25 per share), plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

If a Change of Control Triggering Event (as defined in the Certificate of Designation) occurs, unless the Company has exercised the option to redeem the Series A Term Preferred Stock, the Company will be required to redeem all of the outstanding Series A Term Preferred Stock at the Liquidation Preference ($25 per share), plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Voting

Except as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation or as otherwise required by law, (1) each holder of Preferred Stock (including the Series A Term Preferred Stock) will be entitled to one vote for each share of Preferred Stock held by such holder on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding Preferred Stock and Common Stock will vote together as a single class; provided, that holders of Preferred Stock, voting separately as a class, will be entitled to elect at least two of the Company’s directors and will be entitled to elect a majority of the Company’s directors if the Company fails to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing during that period until the Company corrects that failure. Preferred Stock holders will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Stock.

Issuance of Additional Preferred Stock

The Company may issue additional shares of Preferred Stock, but the Company may not issue additional classes of capital stock that rank senior or junior to the Series A Term Preferred Stock (other than Common Stock) as to priority of payment of dividends and as to distribution of assets upon dissolution, liquidation or winding-up of the Company’s affairs. The Company may, however, borrow funds from banks and other lenders so long as the ratio of (1) the value of total assets less the total borrowed amounts to (2) the sum of all senior securities representing indebtedness and the outstanding Series A Term Preferred Stock multiplied by $25 per share is not less than 200%.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 28, 2012, incorporated by reference to Exhibit 2.h to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 160720), filed February 29, 2012.

3.1	Certificate of Designation, incorporated by reference to Exhibit 2.a.2 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 160720), filed February 29, 2012.

4.1	Specimen 7.125% Series A Cumulative Term Preferred Stock Certificate, incorporated by reference to Exhibit 2.d.4 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 160720), filed February 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

February 29, 2012	By:	/s/ David Watson
(David Watson, Chief Financial Officer)